Exhibit 99.1

For further information contact:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100
FOR IMMEDIATE RELEASE

PrivateBancorp, Inc. (Nasdaq:PVTB)

Increases quarterly cash dividend by 33 percent

Chicago, March 7, 2006 … PrivateBancorp, Inc. announced that its board of directors declared a quarterly cash dividend of $0.06 per share payable on March 31, 2006 to stockholders of record on March 17, 2006.

This dividend represents an increase of $0.015 per share, or 33%, from the prior quarterly dividend of $0.045 per share.